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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                        CYPRESS SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                               94-2885898
(State of incorporation or organization)                       (I.R.S. Employer Identification No.)

            3901 NORTH FIRST STREET, SAN JOSE, CALIFORNIA, 95134-1599
              (Address of principal executive offices and zip code)


        Securities to be registered pursuant to Section 12(b) of the Act:

              TITLE OF EACH CLASS                                      NAME OF EACH EXCHANGE ON WHICH
              TO BE SO REGISTERED                                      EACH CLASS IS TO BE REGISTERED
 3.75% CONVERTIBLE SUBORDINATED NOTES DUE 2005                            NEW YORK STOCK EXCHANGE

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A. (d), check the following box. [ ]

  Securities Act registration statement file number to which this form relates:
                                 (if applicable)

                                    333-95711

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

   ...........................................................................
                                (Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the debt securities to be registered is contained in the Prospectus Supplement dated June 20, 2000 and the Prospectus dated March 7, 2000, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on June 20, 2000, each of which form a part of the Registrant's Registration Statement on Form S-3 (No. 333-95711).

ITEM 2. EXHIBITS.

     4.1 Form of the Registrant's 3.75% Convertible Subordinated Note due 2005 (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated July 11, 2000).

     4.2 Indenture dated as of January 15, 2000 between the Registrant and State Street Bank and Trust Company of California, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated March 17, 2000), as supplemented by the Supplemental Trust Indenture dated as of June 15, 2000 (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated July 11, 2000), each relating to the Notes to be registered hereunder.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CYPRESS SEMICONDUCTOR CORPORATION

                                       Date: July 26, 2000

                                       By: /s/ EMMANUEL HERNANDEZ
                                          --------------------------------------
                                       Name: Emmanuel Hernandez
                                             -----------------------------------
                                       Title: Chief Financial Officer
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